                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 Current Report


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
         Date of Report (Date of earliest event reported): June 30, 1995



                           CALIFORNIA BANCSHARES, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Delaware                        0-9584                 94-2147553
- -----------------               ---------------         ------------------

              100 Park Place, Suite 140, San Ramon, California 94583
     -----------------------------------------------------------------------
     Address, including zip code, of registrant's principal executive office


                                 (510) 743-4200
            --------------------------------------------------------
               Registrant's telephone number, including area code

ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS.

               On June 30, 1995, California Bancshares, Inc. (the "Company") acquired all of the outstanding equity securities of First Community Bankshares, Inc., the holding company for Centennial Bank of Castro Valley, California for $16,250,000 in cash. Centennial has four branches, assets of approximately $115 million and shareholders' equity of approximately $11 million.


               The transaction was accounted for using the purchase method of accounting and accordingly all of First Community Bankshares, Inc. assets and liabilities were revalued to fair value at the time of acquisition. The Company's consolidated financial statements will include Centennial's results of operations beginning July 1, 1995. The sellers were Norman C. Schultz and John
C. Davis as trustee of the Guston Charles Schultz Trust. The sellers had no prior relationship with California Bancshares, Inc. or any of its affiliates, any director or officer of California Bancshares, Inc. or any associate of any such director or officer.

               The sources of funds for the acquisition were cash on hand and dividends received from the Company's bank subsidiaries. The Company will continue to operate the branches of Centennial Bank as bank branches.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS


     (a)       FINANCIAL STATEMENT OF BUSINESSES ACQUIRED.

               The audited consolidated financial statements of First Community Bankshares, Inc., including balance sheet and income statement as of and for the year ended December 31, 1994 are attached beginning at page_______.

     (b)       PRO FORMA FINANCIAL INFORMATION.

               A pro forma balance sheet as of March 31, 1995 and pro forma statements of income for the year ended December 31, 1994 and three months ended March 31, 1995 are filed with this report and included beginning at page_____.

     (c)       EXHIBITS.

NO.  DESCRIPTION
2. Purchase Agreement between California Bancshares, Inc., Norman C. Schultz and John C. Davis as trustee of the Guston Charles Schultz Trust dated as of April 18, 1995 (incorporated by reference from Form 8-K filed with the Commission on or about May 3, 1995)

28. Press release issued by the Company on June 30, 1995 (incorporated by reference from Form 8-K filed with the Commission on or about July 5, 1995)


                                       (2)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this current report to be signed on its behalf by the undersigned duly authorized person.

     Date: June 30, 1995                California Bancshares, Inc.



                                        By:______________________________
                                           Its President and Chief Executive
                                           Officer







                                       (3)

                               ARTHUR ANDERSEN LLP



                       FIRST COMMUNITY BANKSHARES, INC.
                       AND SUBSIDIARY

                       CONSOLIDATED FINANCIAL STATEMENTS
                       AS OF DECEMBER 31, 1994 AND 1993
                       TOGETHER WITH AUDITORS' REPORT

                               ARTHUR ANDERSEN LLP




                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders of
First Community Bankshares, Inc.:

We have audited the accompanying consolidated balance sheets of First Community Bankshares, Inc. (a California corporation) and Subsidiary as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Community Bankshares, Inc. and Subsidiary as of December 31, 1994 and 1993, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, effective January 1, 1994, the Company changed its method of accounting for certain investments in debt and equity securities as required by Statement of Financial Accounting Standards No. 115.


                                                         /s/ Arthur Andersen LLP


San Francisco, California,
  March 10, 1995

                 FIRST COMMUNITY BANKSHARES, INC. AND SUBSIDIARY

             CONSOLIDATED BALANCE SHEETS--DECEMBER 31, 1994 AND 1993

                                 (IN THOUSANDS)


                                       ASSETS                                1994         1993
                                                                         ----------   ----------
Cash and due from banks                                                  $    7,244   $    5,552
Federal funds sold                                                            2,000        2,000
Short-term investments                                                          500        5,500
                                                                         ----------   ----------
               Total cash and cash equivalents                                9,744       13,052

Interest-bearing deposits with other financial institutions                    -           2,000
Investment securities-
  Held to maturity                                                           13,072       25,249
  Available for sale                                                         11,024         -
Loans, net of allowance for loan losses of $1,071 and $1,062 at
  December 31, 1994 and 1993, respectively                                   74,107       76,165
Premises and equipment, net                                                   2,391        2,406
Accrued interest receivable                                                     863          822
Goodwill                                                                      1,496        1,614
Other assets                                                                    246          228
                                                                         ----------   ----------
               Total assets                                              $  112,943   $  121,536
                                                                         ----------   ----------
                                                                         ----------   ----------

                    LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
  Noninterest-bearing demand deposits                                    $   21,711   $   21,524
  Interest-bearing deposits-
    Transaction deposits                                                     32,167       33,020
    Savings deposits                                                         17,194       19,915
    Time certificates of deposit of $100,000 or more                          5,112        4,853
    Other time deposits                                                      24,719       30,586
                                                                         ----------   ----------
               Total deposits                                               100,903      109,898

Capital notes                                                                   500          865
Other liabilities                                                               184          203
Minority interest in subsidiary                                                 403          446
                                                                         ----------   ----------
               Total liabilities                                            101,990      111,412
                                                                         ----------   ----------

Commitments (Note 10)

Stockholders' equity:
  Common stock                                                                1,000        1,000
  Additional contributed capital                                              3,000        3,000
  Retained earnings                                                           7,258        6,124
  Net unrealized loss on available-for-sale securities                         (305)        -
                                                                         ----------   ----------
               Total stockholders' equity                                    10,953       10,124
                                                                         ----------   ----------
               Total liabilities and stockholders' equity                $  112,943   $  121,536
                                                                         ----------   ----------
                                                                         ----------   ----------


        The accompanying notes are an integral part of these statements.

                 FIRST COMMUNITY BANKSHARES, INC. AND SUBSIDIARY

                        CONSOLIDATED STATEMENTS OF INCOME

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                                 (IN THOUSANDS)


                                                                               1994         1993
                                                                              ------       ------
INTEREST INCOME:
  Interest on loans                                                           $6,979       $6,419
  Interest and dividends on investment securities-
    Taxable securities                                                         1,476        1,296
    Tax-exempt securities                                                         60           91
                                                                              ------       ------
               Total interest income                                           8,515        7,806
                                                                              ------       ------
INTEREST EXPENSE:
  Interest on deposits-
    Savings and interest-bearing transaction accounts                            993        1,070
    Time certificates of deposit of $100,000 or more                             189          150
    Other time deposits                                                          944          815
  Interest on capital notes                                                       68           91
                                                                              ------       ------
               Total interest expense                                          2,194        2,126
                                                                              ------       ------
               Net interest income                                             6,321        5,680

PROVISION FOR LOAN LOSSES                                                        457          450
                                                                              ------       ------
               Net interest income after provision for loan losses             5,864        5,230
                                                                              ------       ------
OTHER OPERATING INCOME:
  Service charges on deposit accounts                                            887          897
  Other income                                                                   299          300
                                                                              ------       ------
               Total other operating income                                    1,186        1,197
                                                                              ------       ------
OTHER OPERATING EXPENSE:
  Salaries and employee benefits                                               2,703        2,546
  Occupancy and equipment                                                        756          790
  Other operating expense                                                      1,610        1,370
                                                                              ------       ------
               Total other operating expense                                   5,069        4,706
                                                                              ------       ------
               Income before income taxes                                      1,981        1,721

PROVISION FOR INCOME TAXES                                                       790          769
                                                                              ------       ------
               Income before minority interest in net income                   1,191          952

MINORITY INTEREST IN NET INCOME                                                   57           59
                                                                              ------       ------
               Net income                                                     $1,134       $  893
                                                                              ------       ------
                                                                              ------       ------

     The accompanying notes are an integral part of these statements.

                 FIRST COMMUNITY BANKSHARES, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)



                                      Common Stock                                      Net
                            -------------------------------------                    Unrealized
                                     Shares                                            Loss on
                            -------------------------                  Additional    Available-
                            Class A -       Class B -                  Contributed    for-Sale        Retained
                             Voting         Nonvoting      Amount        Capital     Securities       Earnings         Total
                            ---------       ---------      ------      -----------   ----------       --------        -------
BALANCE AT
  DECEMBER 31, 1992           3,200            800         $1,000         $3,000        $ -             $5,231        $ 9,231
    Net income                  -               -             -              -            -                893            893
                              -----            ---         ------         ------        ------          ------        -------
BALANCE AT
  DECEMBER 31, 1993           3,200            800          1,000          3,000          -              6,124         10,124
    Effect of change
      in accounting
      method for
      investment
      securities                -               -             -              -             (13)           -               (13)
    Change in
      unrealized loss
      on available-
      for-sale
      securities                -               -             -              -            (292)           -              (292)
    Net income                  -               -             -              -            -              1,134          1,134
                              -----            ---         ------         ------        ------          ------        -------

BALANCE AT
  DECEMBER 31, 1994           3,200            800         $1,000         $3,000        $ (305)         $7,258        $10,953
                              -----            ---         ------         ------        ------          ------        -------
                              -----            ---         ------         ------        ------          ------        -------


The accompanying notes are an integral part of these statements.

                 FIRST COMMUNITY BANKSHARES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                                  IN THOUSANDS


                                                                                    1994                 1993
                                                                                   -------             -------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                       $ 1,134            $    893
                                                                                   -------            --------
  Adjustments to reconcile net income to net cash
    provided by operating activities-
      Depreciation and amortization                                                    338                 333
      Provision for loan losses                                                        457                 450
      Deferred tax benefit                                                              (8)                (80)
      Minority interest in net income                                                   57                  59
      Increase in accrued interest receivable                                          (41)                (91)
      Decrease (increase) in other assets                                              (18)                364
      Decrease in other liabilities                                                    (11)                (30)
                                                                                   -------            --------
          Total adjustments                                                            774               1,005
                                                                                   -------            --------
          Net cash provided by operating activities                                  1,908               1,898
                                                                                   -------            --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Net decrease in interest-bearing deposits with other
    financial institutions                                                           2,000                  20
  Proceeds from maturities of investment securities                                  6,850              17,303
  Proceeds from sales of investment securities                                       3,072                -
  Purchases of investment securities                                                (9,099)            (23,881)
  Net decrease (increase) in loans                                                   1,601              (8,195)
  Capital expenditures                                                                (191)                (70)
  Net liabilities acquired from purchase of Homestead
    Federal Savings Association deposits                                              -                   (726)
                                                                                   -------            --------
          Net cash used in investing activities                                      4,233             (15,549)
                                                                                   -------            --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in demand deposits, transaction
    deposits and savings deposits                                                   (3,387)              1,747
  Net increase (decrease) in time deposits                                          (5,608)             13,344
  Payments on note payable and capital notes                                          (365)               (140)
  Dividends paid to minority interest                                                  (23)                (13)
  Purchase of Bank Stock by the Holding Company                                        (66)                (41)
                                                                                   -------            --------
          Net cash provided by financing activities                                 (9,449)             14,897
                                                                                   -------            --------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                (3,308)              1,246

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                      13,052              11,806
                                                                                   -------            --------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                           $ 9,744            $ 13,052
                                                                                   -------            --------
                                                                                   -------            --------

                                      F-6


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for-
    Interest                                                                      $  2,063            $  2,156
    Income taxes                                                                       738                 805

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
In 1993, the Bank purchased the deposits of a Homestead Federal Savings
Association branch for $726. In conjunction with the acquisition, the following assets and liabilities were assumed:

    Cash                                                                                              $ 22,867
    Loans                                                                                                  139
    Deposits                                                                                           (23,732)
                                                                                                      --------
       Net liabilities acquired                                                                          $(726)
                                                                                                      --------
                                                                                                      --------


        The accompanying notes are an integral part of these statements.

                 FIRST COMMUNITY BANKSHARES, INC. AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1993

                                 (IN THOUSANDS)



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The accounting and reporting policies of First Community Bankshares, Inc. (the Holding Company) and its majority-owned subsidiary, Centennial Bank (the Bank), conform to generally accepted accounting principles and general practices within the banking industry. The following is a description of the more significant of these policies.

CONSOLIDATION

The financial statements include the accounts of the Holding Company and its subsidiary, the Bank. All significant intercompany balances and transactions have been eliminated in consolidation.

GOODWILL

The excess of cost over the fair market value of the tangible net assets of the Bank at the date of acquisition (goodwill) is being amortized over 20 years. Accumulated amortization was $557 and $488 at December 31, 1994 and 1993, respectively.

The Bank purchased the deposits of the Hayward branch of Homestead Federal Savings Association on September 17, 1993. The excess of liabilities over assets acquired of $726 (goodwill), is being amortized over 15 years. Accumulated amortization was $60 and $12 at December 31, 1994 and 1993, respectively.

INVESTMENT SECURITIES

As of January 1, 1994, the Bank adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." This statement requires that investments in debt and equity securities be classified as "held-to-maturity," "trading" or "available-for-sale." It requires that investments classified as held-to-maturity be reported at amortized cost, that investments classified as trading securities be reported at fair value with unrealized gains and losses included in earnings and that investments classified as available-for-sale be reported at fair value with unrealized gains and losses, net of related tax, if any, reported as a separate component of stockholders' equity. The effect of adopting this statement was to recognize an unrealized loss (net of tax) of $13 as a decrease in stockholders' equity.

LOANS

Loans are stated at the principal amount outstanding, net of unearned income and the allowance for loan losses. Interest on loans, including installment loans, is credited to income on a simple interest basis. It is the policy of the Bank to stop accruing interest on loans which are 90 days or more delinquent unless they are both well secured and in process of collection. Any previously accrued but unpaid interest on these loans is reversed against income at the time loans are placed on nonaccrual status.

ALLOWANCE FOR LOAN LOSSES

The allowance for loan losses is maintained at a level considered adequate to provide for estimated probable credit losses resulting from loans and commitments to extend credit. The allowance is increased by provisions charged to operating expense and is reduced by net charge-offs. The Bank makes periodic reviews of the loan portfolio and considers current economic conditions, historical loan loss experience, and other factors in determining the adequacy of the allowance balance.

The allowance for loan losses is based on estimates, and ultimate losses may vary from the current estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are reported in earnings in the periods in which they become known.

LOAN FEES

Origination fees, commitment fees and related direct costs are deferred and recognized over the contractual life of the loan as a yield adjustment.

PREMISES AND EQUIPMENT

Bank premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed on a straight-line basis over the estimated useful lives of the assets, ranging from 3 to 15 years for furniture and equipment and 5 to 33 years for the premises.

INCOME TAXES

Effective January 1, 1993, the Bank adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 established new financial accounting and reporting standards for the effects of income taxes that result from an enterprise's activities during the current and preceding years. This standard requires an asset and liability approach for financial accounting and reporting for income taxes and replaced the income statement approach inherent in the former income tax accounting standard. Adoption of this statement did not have a material impact on the financial position or results of operations of the Bank.

STATEMENTS OF CASH FLOWS

Cash and cash equivalents include cash and due from banks, money market funds and federal funds sold with an original maturity of less than three months.

FUTURE ACCOUNTING STANDARDS

The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" (SFAS 114). The statement, as amended by Statement of Financial Accounting Standard No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures," requires that impaired loans that are within the scope of this statement be measured based on the present value of expected cash flows discounted at the loan's effective interest rate or, alternatively, at the loan's observable market price or the fair value of collateral if the loan is collateral-dependent. While the effect of applying the pronouncement, which is required to be implemented in 1995, has not yet been determined, the Bank believes that its impact on the financial position or results of operations will not be significant.

RECLASSIFICATIONS

Certain amounts previously reported in the 1993 financial statements have been reclassified to conform to the 1994 presentation. These reclassifications had no impact on previously reported net income or stockholder's equity.

2. INVESTMENT SECURITIES:

The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair value of investments in debt and equity securities as of December 31, 1994 and 1993, were as follows:

                                                     1994
                                ------------------------------------------------
                                               Gross         Gross     Estimated
                                 Amortized  Unrealized    Unrealized     Fair
                                   Cost        Gains        Losses       Value
                                ----------  ----------    ----------   ---------
Held to maturity-
  U.S. Treasury securities      $10,174         $ 6         $  342       $9,838
  U.S. government agencies          350           1             82          269
  Obligations of states and
    political subdivisions        1,048           8             19        1,037
  Other                           1,500           -             32        1,468
                                -------         ---         ------      -------
          Total                  13,072          15            475       12,612
                                -------         ---         ------      -------
Available for sale-
  U.S. Treasuries                 1,000           4              -        1,004
  U.S. government agencies        2,964           2              -        2,966
  Other                           7,588           -            534        7,054
                                -------         ---         ------      -------
          Total                  11,552           6            534       11,024
                                -------         ---         ------      -------
          Total investment
            securities          $24,624         $21         $1,009      $23,636
                                -------         ---         ------      -------
                                -------         ---         ------      -------


                                      - 4 -

                                                     1993
                                ------------------------------------------------
                                               Gross         Gross     Estimated
                                 Amortized  Unrealized    Unrealized     Fair
                                   Cost        Gains        Losses       Value
                                ----------  ----------    ----------   ---------
  U.S. Treasury securities      $ 9,733        $218            $14      $ 9,937
  U.S. government agencies        1,861          99             -         1,960
  Obligations of states and
    political subdivisions        1,148          58             -         1,206
  Other                          12,507         110             -        12,617
                                -------        ----            ---      -------
                                $25,249        $485            $14      $25,720
                                -------        ----            ---      -------
                                -------        ----            ---      -------


The amortized cost and estimated fair value of debt securities at December 31, 1994, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                                    Estimated
                                                   Amortized          Fair
                                                     Cost             Value
                                                  -----------      ----------
        Due in one year or less                    $ 4,548          $ 4,560
        Due after one year through
          five years                                11,565           11,136
        Due after five years through
          ten years                                  1,673            1,636

        Other, with no specified maturities          6,838            6,304
                                                   -------          -------
                                                   $24,624          $23,636
                                                   -------          -------
                                                   -------          -------


There were no sales of investments in debt securities during 1994 and 1993. Investment securities having an amortized cost of $1,423 at December 31, 1994, were pledged to secure public and other deposits as required by law.

3. LOANS AND ALLOWANCE FOR LOAN LOSSES:

Loan balances as of December 31, 1994 and 1993, were as follows:



                                                     1994             1993
                                                   --------         --------
            Commercial                             $12,770          $16,932
            Construction                             8,238           15,405
            Real estate                             45,242           34,639
            Installment                              9,313           10,640
            Deferred loan fees                        (385)            (389)
                                                   -------          -------
                      Total loans                   75,178           77,227

            Less- Allowance for loan losses         (1,071)          (1,062)

                                                   -------          -------
                                                   $74,107          $76,165
                                                   -------          -------
                                                   -------          -------


The following is an analysis of the allowance for loan losses for the years ended December 31, 1994 and 1993:


                                                     1994             1993
                                                    ------           ------
          Balance, beginning of year                $1,062           $  945
            Provision charged to operations            457              450
            Loans charged off                         (456)            (337)
            Recoveries                                   8                4
                                                    ------           ------
          Balance, end of year                      $1,071           $1,062
                                                    ------           ------
                                                    ------           ------


There were loans totaling $120 and $0 on nonaccrual status at December 31, 1994 and 1993, respectively. Loans greater than 90 days past due not on nonaccrual status were $864 and $1,172 at December 31, 1994 and 1993, respectively.

The Bank grants consumer, commercial and residential loans to customers principally in southern Alameda County. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the local economy and the real estate economic sector.

4. PREMISES AND EQUIPMENT:

The following presents the cost of premises, furniture and equipment and the related accumulated depreciation and amortization as of December 31, 1994 and 1993:

                                                    1994             1993
                                                   -------          -------
               Land                                $   470          $   471
               Bank premises                         1,386            1,530
               Leasehold improvements                1,022            1,226
               Furniture and equipment                 717            2,116
                                                   -------          -------
                                                     3,595            5,343
               Less- Accumulated depreciation
                 and amortization                   (1,204)          (2,937)
                                                   -------          -------
                                                    $2,391          $ 2,406
                                                   -------          -------
                                                   -------          -------


Depreciation and amortization related to premises and equipment and included in operating expense was $203 and $226 in 1994 and 1993, respectively.

5. CAPITAL NOTES:

In 1988, the Holding Company issued a $500 seven-year capital note due June 30, 1995. There are no required principal payments until maturity. The note bears interest at prime plus 1.75 percent, payable quarterly.

During 1994, the Bank paid the entire outstanding balance of $365 on its seven-year capital notes which were outstanding as of December 31, 1993.

6. INCOME TAXES:

The components of income tax expense included in the statements of income for the years ended December 31, 1994 and 1993, were as follows:


                                        1994                                                       1993
                    ----------------------------------------------              ----------------------------------------------
                    Current            Deferred              Total              Current           Deferred               Total
                    -------            --------              -----              -------           --------               -----
      Federal        $558                $ (3)               $555                $630                $(58)               $572
      State           240                  (5)                235                 219                 (22)                197
                     ----                ----                ----                ----                ----                ----
                     $798                $ (8)               $790                $849               $ (80)               $769
                     ----                ----                ----                ----                ----                ----
                     ----                ----                ----                ----                ----                ----


Not included in the preceding table are tax benefits related to unrealized losses on available-for-sale securities that are recorded as an adjustment to stockholders' equity. This deferred tax benefit was $223 in 1994.

The provision for income taxes differs from the statutory federal rate of 34 percent for the following reasons:


                                                             1994       1993
                                                             ----       ----
          Income tax based on statutory federal rate         $674       $585
          State and local taxes on income, net of the
            federal income tax benefit                        161        146
          Interest on municipal securities exempt
            from federal taxation                             (20)       (31)
          Goodwill                                             23         23
          Others, net                                         (48)        46
                                                             ----       ----
          Total tax provision                                $790       $769
                                                             ----       ----
                                                             ----       ----


At December 31, 1994 and 1993, the net deferred tax asset consisted of the following:

                                                            1994       1993
                                                            -----      -----
          Deferred tax assets-
            Allowance for loan losses                       $ 319      $ 313
            California income tax                              56         50
            Unrealized loss on available for
              sale securities                                 223        -
            Other assets                                        1          1
                                                            -----      -----
                    Total deferred tax assets                 599        364
                                                            -----      -----
          Deferred tax liability-
            Depreciation and accretion                       (118)      (114)
            Other liabilities                                 (15)       (15)
                                                            -----      -----
                    Total deferred tax liabilities           (133)      (129)
                                                            -----      -----
                    Net deferred tax asset                  $ 466      $ 235
                                                            -----      -----
                                                            -----      -----


7. SAVINGS PLAN:

The Bank has a defined contribution profit sharing plan under which all employees who have completed 1,000 hours of service and are 18 years of age or older, as defined by the plan, are eligible for participation. There were no expenses under this plan in 1994 or 1993.

8. COMMON STOCK:

The Bank has $3.20 par value common stock. There are 2,000,000 shares authorized and 344,288 shares outstanding.

The Holding Company has two classes of $250 par value common stock. Class A voting common stock has 8,000 shares authorized and 3,200 shares outstanding. There are 2,000 shares of Class B nonvoting common stock authorized and 800 shares outstanding.

9. RELATED PARTY TRANSACTIONS:

The Bank has, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers and other associates. In management's opinion, loans to such parties are granted on the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others, and do not involve more than the normal risk of collectibility or present other unfavorable features. Such loans amounted to $164 and $66 at December 31, 1994 and 1993, respectively.

10. COMMITMENTS:

The Bank leases certain premises. The total annual rental expense included in occupancy expense was $217 in 1994 and $213 in 1993. At December 31, 1994, the approximate minimum future lease payments under noncancellable lease agreements were:

                              1995               $  216
                              1996                  216
                              1997                  216
                              1998                  216
                              1999                  132
                              Thereafter          1,285
                                                 ------
                                                 $2,281
                                                 ------
                                                 ------


The Bank makes commitments to extend credit in the normal course of business to meet the financing needs of its customers. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements.

The Bank is exposed to credit loss, in the event of nonperformance by the borrower, in the contract amount of the commitment. The Bank uses the same credit policies in making commitments as it does for on-balance-sheet instruments and evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank, is based on management's credit evaluation of the borrower. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and real property.

The Bank also issues standby letters of credit that are unconditional commitments to guarantee the performance of a customer to a third party. These guarantees are primarily issued to support construction bonds, private borrowing arrangements and similar transactions. Most of these guarantees are short-term commitments expiring in 1995 and are not expected to be drawn upon. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds collateral as deemed necessary, as described above.

The contract amount of commitments not reflected on the balance sheet at December 31, 1994, were as follows:

              Loan commitments and lines of credit             $13,974
              Standby letters of credit                            542


11. DIVIDEND RESTRICTIONS:

One of the principal sources of funds for the Holding Company is dividends received from the Bank. The California Financial Code provides that a bank may not make a cash distribution to its stockholders in excess of the lesser of (1) the bank's retained earnings or (2) the bank's net income for its last three fiscal years, less the amount of any distributions made by the bank to stockholders during such period. Subject to regulatory capital adequacy restrictions, at December 31, 1994, the Bank had $2,593 available for dividends to the Holding Company.

12. PARENT COMPANY FINANCIAL INFORMATION:

The condensed financial statements of the Holding Company presented on an unconsolidated basis are:

              CONDENSED BALANCE SHEETS--DECEMBER 31, 1994 AND 1993

                                 (IN THOUSANDS)


                                                                     1994                1993
                                                                    -------             -------
                           ASSETS
Cash and cash equivalents                                           $   355             $    98
Equity in Centennial Bank                                            10,266               9,624
Goodwill                                                                835                 905
Other assets                                                             22                  31
                                                                    -------             -------
          Total assets                                              $11,478             $10,658
                                                                    -------             -------
                                                                    -------             -------

            LIABILITIES AND STOCKHOLDERS' EQUITY

Capital notes                                                       $   500             $   500
Other liabilities                                                        25                  34
                                                                    -------             -------
          Total liabilities                                             525                 534
                                                                    -------             -------
Stockholders' equity:
  Common stock                                                        1,000               1,000
  Additional contributed capital                                      3,000               3,000
  Retained earnings                                                   7,258               6,124
  Unrealized loss on investment securities available for sale          (305)               -
                                                                    -------             -------
          Total stockholders' equity                                 10,953              10,124
                                                                    -------             -------
          Total liabilities and stockholders' equity                $11,478             $10,658
                                                                    -------             -------
                                                                    -------             -------



                           CONDENSED INCOME STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                                 (IN THOUSANDS)


                                                                      1994                1993
                                                                     ------               -----
Income from subsidiary-
  Cash dividends                                                     $  552               $ 245
  Undistributed income from subsidiary                                  882                 912
Interest expense- interest on notes                                     (54)                (56)
Other income                                                             32                  30
Salaries and employee benefits                                         (299)               (246)
Occupancy and equipment expense                                         (46)                (38)
Other operating expense                                                 (96)                (92)
Income tax benefit                                                      163                 138
                                                                     ------               -----
Net income                                                           $1,134               $ 893
                                                                     ------               -----
                                                                     ------               -----


                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                                 (IN THOUSANDS)


                                                                      1994                1993
                                                                     ------              ------
Cash flows from operating activities-
  Net income                                                         $1,134               $ 893
                                                                     ------               -----
  Adjustments to reconcile net income to net cash provided by operating activities-
      Equity in undistributed income from subsidiary                   (882)               (912)
      Amortization of goodwill                                           71                  70
      Decrease in other assets                                            9                  52
      Increase (decrease) in other liabilities                           (9)                 34
                                                                     ------               -----
        Total adjustments                                              (811)               (756)
                                                                     ------               -----
        Net cash provided by operating activities                       323                 137
                                                                     ------               -----
Cash flows from investing activities- purchase of Bank stock            (66)                (41)
                                                                     ------               -----
        Net cash used in investing activities                           (66)                (41)
                                                                     ------               -----
Cash flows from financing activities- payment of note payable           -                  (140)
                                                                     ------               -----
        Net cash used in financing activities                           -                  (140)
                                                                     ------               -----
Net change in cash and cash equivalents                                 257                 (44)
                                                                     ------               -----
Cash and cash equivalents at beginning of year                           98                 142
                                                                     ------               -----
Cash and cash equivalents at end of year                             $  355               $  98
                                                                     ------               -----
                                                                     ------               -----

                                                                F-17

        CALIFORNIA BANCSHARES, INC. AND FIRST COMMUNITY BANKSHARES, INC.
                        PRO FORMA COMBINED BALANCE SHEET
                                 MARCH 31, 1995
                                   (Unaudited)



                                                      California          First                                  Pro
(Dollars in thousands)                                Bancshares,       Community                               Forma
ASSETS                                                    Inc.       Bankshares, Inc.     Adjustments          Combined
                                                     -------------   ----------------     -------------     -------------
Cash and due from banks                                   $69,847            $5,966          ($16,750) (2)       $59,063
Federal funds sold                                         52,324            12,800                               65,124
                                                     -------------   ---------------      -------------     -------------
  Total cash and cash equivalents                         122,171            18,766           (16,750)           124,187

Securities                                                302,381            23,122               (90) (3)       325,413
Loans                                                     943,118            74,183              (529) (3)     1,016,722
Allowance for loan losses                                 (14,377)           (1,039)                             (15,416)
                                                     -------------   ---------------      -------------     -------------
 Net loans                                                928,741            73,144              (529)         1,001,356


Premises and equipment, net                                18,551             2,461                               21,012
Other assets                                               33,498             2,716             5,849  (3)        42,063
                                                     -------------   ---------------      -------------     -------------
  Total Assets                                         $1,405,342          $120,209          ($11,520)        $1,514,031
                                                     -------------   ---------------      -------------     -------------
                                                     -------------   ---------------      -------------     -------------


LIABILITIES:
Deposits
 Noninterest-bearing demand                              $228,305           $22,178                             $250,483
 Savings and interest-bearing demand                      529,516            46,215                              575,731
 Time certificates, $100,000 or more                       81,689             5,350                               87,039
 Other time                                               412,418            33,871              (107) (3)       446,182
                                                     -------------   ---------------      -------------     -------------
  Total deposits                                        1,251,928           107,614              (107)         1,359,435
Borrowed funds                                             26,000               500                               26,500
Other liabilities                                           6,367               682                                7,049
                                                     -------------   ---------------      -------------     -------------
  Total liabilities                                     1,284,295           108,796              (107)         1,392,984
                                                     -------------   ---------------      -------------     -------------
Commitments and contingent liabilities
SHAREHOLDERS' EQUITY
Preferred stock, no par value
  Shares authorized: 2,000,000
  Shares issued: none                                        -                 -                 -                  -
Common stock, $2.50 par value
  Shares authorized: 16,000,000
  Shares issued and outstanding: 9,984,000                 24,960             1,000            (1,000)            24,960
Capital Surplus                                            37,489             3,000            (3,000)            37,489
Change in unrealized loss on securities available
 for sale, net                                               (144)             (229)              229               (144)
Retained earnings                                          58,742             7,642            (7,642)            58,742
                                                     -------------   ---------------      -------------     -------------
  Total shareholders' equity                              121,047            11,413           (11,413) (4)       121,047
                                                     -------------   ---------------      -------------     -------------
  Total Liabilities and Shareholders' Equity           $1,405,342          $120,209          ($11,520)        $1,514,031
                                                     -------------   ---------------      -------------     -------------
                                                     -------------   ---------------      -------------     -------------

The accompanying notes are an integral part of these consolidated financial statements.

        CALIFORNIA BANCSHARES, INC. AND FIRST COMMUNITY BANKSHARES, INC.
                    PRO FORMA COMBINED STATEMENTS OF INCOME
                                  (Unaudited)


                                                                          Three Months Ended March 31, 1995
                                                      California          First                                    Pro
                                                      Bancshares,       Community                                 Forma
(In thousands except per share amounts)                  Inc.        Bankshares, Inc.     Adjustments           Combined
                                                    --------------  ------------------   -------------        ------------
INTEREST INCOME
Loans                                                     $21,819            $1,759               $44  (3)       $23,622
Securities
 Taxable                                                    3,736               376                 8  (3)         4,120
 Exempt from Federal income taxes                             627                15                                  642
Other interest income                                         549                68              (251) (5)           366
                                                    --------------  ------------------   -------------        ------------
 Total interest income                                     26,731             2,218              (199)            28,750
                                                    --------------  ------------------   -------------        ------------


INTEREST EXPENSE
Interest on deposits:
 Savings and interest-bearing demand                        3,339               244                                3,583
 Time certificates $100,000 or more                           819                56                                  875
 Other time                                                 4,768               317                 9  (3)         5,094
                                                    --------------  ------------------   -------------        ------------
  Total interest on deposits                                8,926               617                 9              9,552
Interest on borrowed funds                                    565                13                                  578
                                                    --------------  ------------------   -------------        ------------
  Total interest expense                                    9,491               630                 9             10,130
                                                    --------------  ------------------   -------------        ------------


  Net interest income                                      17,240             1,588              (208)            18,620
Provision for loan losses                                     390                90                                  480
                                                    --------------  ------------------   -------------        ------------

  Net interest income after provision
  for loan losses                                          16,850             1,498              (208)            18,140
                                                    --------------  ------------------   -------------        ------------


NONINTEREST INCOME
Service charges on deposit accounts                         1,321               209                                1,530
Other operating income                                        689                68                                  757
                                                    --------------  ------------------   -------------        ------------
 Total noninterest income                                   2,010               277                                2,287
                                                    --------------  ------------------   -------------        ------------

NONINTEREST EXPENSE
Salaries and employee benefits                              6,716               587                                7,303
Occupancy                                                   2,048               176                                2,224
Other operating expense                                     3,624               337               104  (3)         4,065
                                                    --------------  ------------------   -------------        ------------
 Total noninterest expense                                 12,388             1,100               104             13,592
                                                    --------------  ------------------   -------------        ------------


Income before provision for income taxes                    6,472               675              (312)             6,835
Provision for income taxes                                  2,472               286               (73) (6)         2,685
                                                    --------------  ------------------   -------------        ------------
NET INCOME                                                 $4,000              $389             ($239)            $4,150
                                                    --------------  ------------------   -------------        ------------
                                                    --------------  ------------------   -------------        ------------



PER SHARE
 Net Income                                                 $0.40                                                  $0.42
                                                    --------------                                            -----------
                                                    --------------                                            -----------
 Dividends declared                                         $0.18                                                  $0.18
                                                    --------------                                            -----------
                                                    --------------                                            -----------
 Weighted average shares outstanding                        9,974                                                  9,974
                                                    --------------                                            -----------
                                                    --------------                                            -----------

                                                                       Year Ended December 31, 1994
                                                      California          First                                    Pro
                                                      Bancshares,       Community                                 Forma
(In thousands except per share amounts)                   Inc.       Bankshares, Inc.     Adjustments           Combined
                                                    --------------  ------------------   -------------        ------------
INTEREST INCOME
Loans                                                     $59,481            $6,979              $176  (3)       $66,636
Securities
 Taxable                                                   13,627             1,476                30  (3)        15,133
 Exempt from Federal income taxes                           2,740                60                                2,800
Other interest income                                       2,124                 -            (1,005) (5)         1,119
                                                    --------------  ------------------   -------------        ------------
 Total interest income                                     77,972             8,515              (799)            85,688
                                                    --------------  ------------------   -------------        ------------


INTEREST EXPENSE
Interest on deposits:
 Savings and interest-bearing demand                       10,061               993                               11,054
 Time certificates $100,000 or more                         2,481               189                                2,670
 Other time                                                 8,559               944                36  (3)         9,539
                                                    --------------  ------------------   -------------        ------------
  Total interest on deposits                               21,101             2,126                36             23,263
Interest on borrowed funds                                    145                68                                  213
                                                    --------------  ------------------   -------------        ------------
  Total interest expense                                   21,246             2,194                36             23,476
                                                    --------------  ------------------   -------------        ------------



  Net interest income                                      56,726             6,321              (835)            62,212
Provision for loan losses                                   1,895               457                                2,352
                                                    --------------  ------------------   -------------        ------------

  Net interest income after provision
  for loan losses                                          54,831             5,864              (835)            59,860
                                                    --------------  ------------------   -------------        ------------




NONINTEREST INCOME
Service charges on deposit accounts                         4,446               887                                5,333
Other operating income                                      3,060               299                                3,359
                                                    --------------  ------------------   -------------        ------------
 Total noninterest income                                   7,506             1,186                                8,692
                                                    --------------  ------------------   -------------        ------------

NONINTEREST EXPENSE
Salaries and employee benefits                             23,381             2,703                               26,084
Occupancy                                                   6,729               756                                7,485
Other operating expense                                    13,890             1,667               415  (3)        15,972
                                                    --------------  ------------------   -------------        ------------
 Total noninterest expense                                 44,000             5,126               415             49,541
                                                    --------------  ------------------   -------------        ------------


Income before provision for income taxes                   18,337             1,924            (1,250)            19,011
Provision for income taxes                                  6,701               790              (294) (6)         7,197
                                                    --------------  ------------------   -------------        ------------
NET INCOME                                                $11,636            $1,134             ($956)           $11,814
                                                    --------------  ------------------   -------------        ------------
                                                    --------------  ------------------   -------------        ------------


PER SHARE
 Net Income                                                 $1.24                                                  $1.26
                                                    --------------                                            -----------
                                                    --------------                                            -----------
 Dividends declared                                         $0.55                                                  $0.55
                                                    --------------                                            -----------
                                                    --------------                                            -----------
 Weighted average shares outstanding                        9,365                                                  9,365
                                                    --------------                                            -----------
                                                    --------------                                            -----------


The accompanying notes are an integral part of these consolidated financial statements.


                                     F-19



        CALIFORNIA BANCSHARES, INC. AND FIRST COMMUNITY BANKSHARES, INC.
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION



(1) In the opinion of management, any unaudited interim financial statements furnished reflect all normal recurring adjustments necessary for a fair presentation of the results for the periods presented.

     The unaudited pro forma combined balance sheet as of March 31, 1995 and combined statement of income for the three months ended March 31, 1995 and the year ended December 31, 1994, reflects the acquisition of First Community Bankshares, Inc. ("FCB") by California Bancshares, Inc. (the "Company"). The pro forma combined statement of income for the periods presented reflects the acquisition as if it had been consummated on January 1 of each period. The unaudited pro forma amounts are not necessarily indicative of future results of operations of the Company, or the results that would have actually occurred had the acquisition been in effect for the periods presented.

(2)  The total cost of the acquisition to the Company consists of:

               Total cash paid to Mssrs. Schultz and Davis as trustee of the
                Guston Charles Schultz Trust                                              $16,250
               Acquisition costs of the Company (estimated)                                   500
                                                                                        ----------
                    Total                                                                 $16,750
                                                                                        ----------
                                                                                        ----------


(3) The estimated fair value of net assets of FCB acquired as of March 31, 1995 and the period over which the purchase accounting adjustments will be amortized to income (expense) are as follows:

                                                                                                   Income (Expense)
                                                                                             -----------------------------
                                                                              Amortization   Three months         Year
                                                                                period in       March 31,     December 31,
                                                                     Amount       years           1995            1994
(Amounts in thousands)                                            ----------  -------------  ------------     ------------

Book value as of March 31, 1995                                     $11,413
Purchase accounting fair value adjustments:
 Writeoff existing goodwill                                          (1,438)                           29              117
 Estimated fair value of securities                                     (90)          3                 8               30
 Estimated fair value of loans                                         (529)          3                44              176
 Estimated fair value of deposits                                       107           3                (9)             (36)
 Deferred tax on acquisition adjustments                              1,001
                                                                  ----------
  Estimated fair value of tangible net assets acquired               10,464


Total cost of acquisition                                           (16,750)                         (251)          (1,005)
                                                                  ----------
 Excess of purchase price over fair value of tangible net
  assets acquired (Goodwill and core deposit intangible)             $6,286         5 - 15           (133)            (532)
                                                                  ----------
                                                                  ----------
(4)  Elimination of capital accounts.

(5)  Financing of acquisition.

(6)  Tax effect of acquisition adjustments.


                                     F-20